                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              CYTOGEN CORPORATION


          Cytogen Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST:  The name of the corporation is Cytogen Corporation.  Cytogen
          -----
Corporation was originally incorporated under the name of Hybridex, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 3, 1980.

          SECOND:  This Restated Certificate of Incorporation was duly
          ------
adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors without a vote of the stockholders of the corporation and only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation as heretofore amended or supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

          THIRD:  The text of the Restated Certificate of Incorporation of the
          -----
corporation reads in its entirety as follows:


                         CERTIFICATE OF INCORPORATION
                                      OF
                              CYTOGEN CORPORATION

          FIRST:  The name of the Corporation is Cytogen Corporation.
          -----

          SECOND:  The address of the Corporation's registered office in the
          ------
State of Delaware is 229 South State Street, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is United States Corporation Company.

          FOURTH:  The purpose of the Corporation is to engage in any lawful act
          ------
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FIFTH:     A.    Total Capital Stock.  The total number
          -----
of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty-seven million (27,000,000) shares, of which twenty-one million six hundred thousand (21,600,000) shall be shares of common Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to two hundred sixteen thousand dollars ($216,000), and five million four hundred thousand (5,400,000) shall be shares of Preferred Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to fifty-four thousand dollars ($54,000).

                   B. Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock shall be entitled to vote.

                   C. Preferred Stock. The Board of Directors of the Corporation is authorized to cause the Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized to adopt such resolution or resolutions and to issue such stock as may be desirable.

                   D. Residual Rights. All rights accruing to the outstan-ding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the outstanding shares of Common Stock and Preferred Stock pari passu.
- ---- -----

          SIXTH:  Elections of directors need not be by written ballot
          -----
unless the bylaws of the Corporation shall otherwise provide.

          SEVENTH:  Whenever a compromise or arrangement is proposed between
          -------
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH:  The Board of Directors of the Corporation is authorized and
          ------
empowered from time to time in its discretion to make, alter, amend or repeal bylaws of the Corporation, except as such power may be restricted by the General Corporation Law of the State of Delaware.

          NINTH:  No director of the Corporation shall be personally liable to
          -----
the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.
If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of the Corporation of this Article NINTH to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          TENTH:  The Corporation reserves the right to amend, alter, change or
          -----
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed on its behalf by Ronald J. Brenner, its President, and attested by William J. Ryan, its Secretary, this 15th day of October, 1987.

Attest:
                                 /s/ Ronald J. Brenner
                                 ------------------------------
                                            President
/s/ William J. Ryan
- -------------------------
Secretary

                           CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

                             OF CYTOGEN CORPORATION
                           __________________________

                             Adopted in Accordance
                                    with the
                           Provisions of Section 242
                                     of the
                            General Corporation Law
                                     of the
                               State of Delaware
                           __________________________


          CYTOGEN CORPORATION, a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that amendments to the Certificate of Incorporation of the Corporation amending (1) Article Fourth thereof to read in its entirety as attached hereto as Exhibit A and (2) adding a new Article Eighth (redesignating the presently designated Article Eighth to Article Tenth) thereof to read in its entirety as Exhibit B have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by a vote of Stockholders on these amendments, at the Annual Meeting of Stockholders duly called and held on June 15, 1987 at which a quorum was present.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by Ronald J. Brenner, its President, and attested by its Secretary, this 10th day of July, 1987.

                                 CYTOGEN CORPORATION


                                 By:/s/ Ronald J. Brenner
                                    ---------------------------
                                    Ronald J. Brenner,
                                    President

Attest:



/s/ William J. Ryan
- -------------------------
William J. Ryan,
Secretary

                                                                       EXHIBIT A


          "FOURTH:   A.  Total Capital Stock.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty-seven million (27,000,000) shares, of which twenty-one million six hundred thousand (21,600,000) shall be shares of Common Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to two hundred sixteen thousand dollars ($216,000), and five million four hundred thousand (5,400,000) shall be shares of Preferred Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to fifty-four thousand dollars ($54,000).

                     B. Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock shall be entitled to vote.

                     C. Preferred Stock. The Board of Directors of the Corporation is authorized to cause the Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized to adopt such resolution or resolutions and to issue such stock as may be desirable.

                     D. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the outstanding shares of Common Stock and Preferred Stock pari passu."
- ---- -----

                                                                       EXHIBIT B


          "EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.
If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of the Corporation of this Article EIGHTH to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended."

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                              CYTOGEN CORPORATION

          Cytogen Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), for the purpose of increasing the total number of authorized shares of common stock of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, does hereby certify:

          FIRST: That at a meeting of the Board of Directors of the Corporation held on February 1, 1991, the Board adopted resolutions: (a) setting forth a proposed amendment to the Corporation's Restated Certificate of Incorporation, a copy of which certificate was filed in the office of the Delaware Secretary of State on October 19, 1987; (b) declaring the advisability of the amendment; and (c) directing the amendment be considered at the next annual meeting of the stockholders of the Corporation.

          SECOND: That the amendment to the Restated Certificate of Incorporation set forth in the minutes of the Board of Directors is as follows:

          The FIFTH Article of the Restated Certificate of Incorporation is amended in its entirety to be and read as follows:

             "FIFTH      A.  Total Capital Stock.  The total number of
              -----
          shares of all classes of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which forty-four million six hundred thousand (44,600,000) shall be shares of Common Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to four hundred forty-six thousand dollars ($446,000), and five million four hundred thousand (5,400,000) shall be shares of Preferred Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to fifty-four thousand dollars ($54,000).

                    B. Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock shall be entitled to vote.

                    C. Preferred Stock. The Board of Directors of the Corporation is authorized to cause the Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized to adopt such resolution or resolutions and to issue such stock as may be desirable.

                    D. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the outstanding shares of Common Stock and Preferred Stock pari passu."
                          ---- -----

          THIRD: That at the Annual Meeting of Stockholders of the Corporation held on April 19, 1991, a majority of the outstanding stock entitled to vote therein was voted in favor of the aforesaid amendment. No class was entitled to vote thereon as a class.

          FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provision of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by George W. Ebright, its President, and attested by William J. Ryan, its Secretary, this 19th day of April 1991.


                                    /s/ George W. Ebright
                                    ------------------------------
                                    George W. Ebright, President

ATTESTED BY:


/s/ William J. Ryan
- ------------------------------
 William J. Ryan, Secretary

(SEAL)

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                              CYTOGEN CORPORATION


               INCREASING THE TOTAL NUMBER OF AUTHORIZED SHARES
                  OF THE COMMON STOCK OF CYTOGEN CORPORATION


          CYTOGEN CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), for the purpose of increasing the total number of authorized shares of common stock of the Corporation pursuant to Section 242 of the Delaware General Corporation Law,

          DOES HEREBY CERTIFY:

          FIRST: That by unanimous action taken by the Board of Directors of the Corporation on March 21, 1994 by written consent without a meeting and in lieu of a special meeting of the Board of Directors, with full force and effect as if adopted by the unanimous affirmative vote of the Board of Directors at a duly constituted meeting, resolutions were duly adopted (a) setting forth a proposed amendment to the Corporation's Restated Certificate of Incorporation, as amended, a copy of which certificate was filed in the office of the Delaware Secretary of State on October 19, 1987 and a copy of which certificate of amendment thereto was filed in the office of the Delaware Secretary of State on April 22, 1991; (b) declaring the advisability of the amendment; and (c) directing the amendment be considered at the next annual meeting of the stockholders of the Corporation.

          SECOND: That the amendment to the Restated Certificate of Incorporation set forth in the minutes of the Board of Directors is as follows:

          The FIFTH Article of the Restated Certificate of Incorporation is amended in its entirety to be and read as follows:

               "FIFTH:  A.  Total Capital Stock. The total number of shares of
                -----
     all classes of capital stock which the Corporation shall have the authority to issue is seventy-five million (75,000,000) shares, of which sixty-nine million six hundred thousand (69,600,000) shall be shares of Common Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to six hundred ninety-six thousand dollars ($696,000), and five million four hundred thousand (5,400,000) shall be shares of Preferred Stock the par value of which is one ($.01) per share, amounting in the aggregate to fifty-four thousand dollars ($54,000).

               B. Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock shall be entitled to vote.

               C. Preferred Stock. The Board of Directors of the Corporation is authorized to cause the Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized to adopt such resolution or resolutions and to issue such stock as may be desirable.

               D. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the outstanding shares of Common Stock and Preferred Stock pari passu.
           ---- -----

          THIRD: That at the Annual Meeting of Stockholders of the Corporation held on May 24, 1994, a majority of the outstanding stock entitled to vote therein was voted in favor of the aforesaid amendment. No class was entitled to vote thereon as a class.

          FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Thomas J. McKearn, its President, and attested by Mitchell G. Mackler, its Assistant Secretary, this the 24th day of May 1994.



                              /s/ Thomas J. McKearn
                              -----------------------------------
                              Thomas J. McKearn, M.D., Ph.D.,
                              President


ATTESTED BY:


/s/ Mitchell G. Mackler
- -------------------------
Mitchell G. Mackler,
Assistant Secretary

(Seal)

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                              CYTOGEN CORPORATION



     CYTOGEN CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), for the purpose of increasing the total number of authorized shares of common stock of the Corporation pursuant to Section 242 of the Delaware General Corporation Law,

     DOES HEREBY CERTIFY:

     FIRST: That by action taken at a meeting of the Board of Directors of the Corporation on January 23, 1996, resolutions were duly adopted (a) setting forth a proposed amendment to the Corporation's Restated Certificate of Incorporation, as amended, a copy of which certificate was filed in the office of the Delaware Secretary of State on October 19, 1987 and a copy of which certificates of amendments thereto were filed in the office of the Delaware Secretary of State on April 22, 1991 and May 27, 1994; (b) declaring the advisability of the amendment; and (c) directing the amendment be considered at the next annual meeting of the stockholders of the Corporation.

     SECOND: That the amendment to the Restated Certificate of Incorporation set forth in the minutes of the Board of Directors is as follows:

     The FIFTH Article of the Restated Certificate of Incorporation of the Corporation is amended in its entirety to be and read as follows:

             "FIFTH   A. Total Capital Stock. The total number of
              -----
        shares of all classes of capital stock which the corporation shall have the authority to issue is ninety-five million (95,000,000) shares, of which eighty-nine million, six hundred thousand (89,600,000) shall be shares of Common Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to eight hundred ninety-six thousand dollars ($896,000) and five million, four hundred thousand (5,400,000) shall be shares of Preferred Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to fifty-four thousand dollars ($54,000).

               B. Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock shall be entitled to vote.

               C. Preferred Stock. The Board of Directors of the Corporation is authorized to cause the Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized to adopt such resolution or resolutions and to issue such stock as may be desirable.

               D.  Residual Rights. All rights accruing to the
          outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the outstanding shares of Common Stock and Preferred Stock pari
                                                                 ----
          passu."
          -----

     THIRD: That at the Annual Meeting of Stockholders of the Corporation held on May 22, 1996, a majority of the outstanding stock entitled to vote thereon was voted in favor of the aforesaid amendment. No class was entitled to vote thereon as a class.

     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas J. McKearn, as President and Chief Executive Officer, this 22nd day of May, 1996.

                              CYTOGEN CORPORATION


                              By:/s/ Thomas J. McKearn
                                 --------------------------------
                                    Thomas J. McKearn
                                    President and
                                    Chief Executive Officer

                                     - 3 -